EXHIBIT 1

CUSIP No. 760975102

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13D

The undersigned agree as follows:

(i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: July 17, 2012

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ John Varnell
	Name:	John Varnell
	Title:	Vice President and Chief Financial Officer

UNITED STATES FIRE INSURANCE COMPANY

By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	VP and Controller

TIG INSURANCE COMPANY

By:	/s/ Nicholas C. Bentley
	Name:	Nicholas C. Bentley
	Title:	Chairman, President and Chief Executive Officer

GENERAL FIDELITY INSURANCE COMPANY

By:	/s/ Nicholas C. Bentley
	Name:	Nicholas C. Bentley
	Title:	Chairman, President and Chief Executive Officer

NORTHBRIDGE COMMERCIAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	CFO

NORTHBRIDGE GENERAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	CFO

FEDERATED INSURANCE COMPANY OF CANADA

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	CFO

NORTHBRIDGE PERSONAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	CFO

ZENITH INSURANCE COMPANY, a Canadian Corporation

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	CFO

NORTHBRIDGE INDEMNITY INSURANCE CORPORATION

By:	/s/ Craig Pinnock
	Name:	Craig Pinnock
	Title:	CFO

ODYSSEY REINSURANCE COMPANY

By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

CLEARWATER INSURANCE COMPANY

By:	/s/ Kirk M. Reische
	Name:	Kirk M. Reische
	Title:	Vice President

ZENITH INSURANCE COMPANY, a California Corporation

By:	/s/ Michael Jansen
	Name:	Michael Jansen
	Title:	EVP and General Counsel

ADVENT UNDERWRITING LIMITED

By:	/s/ Neil Ewing
Name: Neil Ewing
Title: Company Secretary